EXHIBIT 32

Section 906 Certification

Leslie H. Wexner, the Chairman and Chief Executive Officer, and Martyn R. Redgrave, the Executive Vice President and Chief Administrative Officer, of Limited Brands, Inc. (the “Company”), each certifies that, to the best of his knowledge:

(i)	the Quarterly Report of the Company on Form 10-Q dated June 2, 2006 for the period ending April 29, 2006 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LESLIE H. WEXNER
Leslie H. Wexner
Chairman and Chief Executive Officer

/s/ MARTYN R. REDGRAVE
Martyn R. Redgrave
Executive Vice President and Chief Administrative Officer
(principal financial officer)

Date: June 2, 2006